UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2016

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)
0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8190, 601 E. Third Street, Little Rock, Arkansas	72203-8190
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On February 4, 2016, Acxiom Corporation (the “Company”) issued a press release announcing the results of its financial performance for the third quarter of fiscal year 2016. The Company will hold a conference call at 4:00 p.m. CT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time include certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

The attached press release includes non-GAAP measures of (i) income from operations and earnings per share, both excluding unusual items, and (ii) free cash flow available to equity. Operating income excluding unusual items and earnings per share excluding unusual items represent loss from the Company’s continuing operations less expenses related to discontinued operations, gains, losses and other items, the impact of separation and transformation expenses recorded in general and administrative expense, the impact of purchased intangible asset amortization recorded in cost of revenue and the impact of non-cash stock compensation recorded in both cost of revenue and operating expenses.  The Company’s management believes that these non-GAAP measures are meaningful since they represent the recurring income from the Company’s continuing operations before excluded items, which are not a recurring part of the Company’s ordinary course operations, and before purchased intangible asset amortization and non-cash stock compensation, which are recurring non-cash expenses.  Management also believes these measures are useful in comparison to other companies who report similar measures.  The non-GAAP measures are reconciled to the corresponding GAAP measures of income (loss) from operations and earnings per share in schedules to the press release.

Free cash flow available to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. The Company’s management believes that this measure of free cash flow available to equity is meaningful since it represents the amount of money available from continuing operations for the Company’s discretionary spending after funding all required obligations including scheduled debt payments, and it therefore provides a useful measure of liquidity for assessing the amount of cash available for general corporate and strategic purposes. Free cash flow available to equity is reconciled to operating cash flow, the nearest comparable GAAP measure, in a schedule to the press release.

The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as substitutes for measures of financial performance or liquidity prepared in accordance with GAAP.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release of the Company dated February 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 4, 2016

ACXIOM CORPORATION

By:          /s/ Jerry C. Jones
Name:     Jerry C. Jones
Title:	Chief Ethics and Legal Officer & Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company dated February 4, 2016